Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Agreement (the “Agreement”) is entered into as of this 11th day of February 2025 by and between David Elliot Lazar, whose address is 44, Tower 100 The Towers, Winston Churchill, San Francisco, Paitilla, Panama City, Panama 07196 (“Seller”), and Datuk Doris Wong, an individual residing in Kuala Lumpur, Malaysia (“Purchaser”). Seller and Purchaser may be referred to herein as the “Parties” and each of them separately as a “Party.”

WHEREAS, Seller, the interim Chief Executive Officer of Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Issuer” and, together with its subsidiaries, the “Group”), is the holder of 1,000,000 shares of Series C Convertible Preferred Stock, $0.0001 par value per share (the “Series C”) of the Issuer and 2,100,000 shares of Series D Convertible Preferred Stock (the “Series D”), $0.0001 par value per share; and

WHEREAS, the Purchaser proposes to purchase, and the Seller proposes to sell all of his interest and rights in (i) 1,000,000 shares of the Series C (convertible into 2,650,000 shares of common stock of the Issuer), and (ii) 1,745,262 of the Series D (convertible into 191,978,820 shares of common stock of the Issuer) currently held by Seller so that Purchaser shall hold 194,628,820 shares of common stock of the Issuer equivalent to approximately seventy percent (70%) of the issued and outstanding shares of the (together, the “Securities”) Issuer, on an as-converted basis, as well as all of the Seller’s applicable protections in that certain Securities Purchase Agreement dated as of January 2, 2025, between Seller and Issuer, pursuant to which, inter alia, the Seller had acquired the Securities (the “Series C&D SPA”; and together with the Securities, the “Sold Assets”), all pursuant to this Agreement; and

NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, the Parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, upon execution hereof, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, the Securities and any and all rights in the Sold Assets to which Seller is entitled, and by doing so, Seller shall be deemed to have assigned all of his rights, title and interest in and to the Sold Assets to Purchaser, assuming the entire Purchase Price is paid in accordance with this Agreement. Such sale of the Securities shall be evidenced by book entry statements thereof or stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to the Issuer and Purchaser, and a duly executed assignment of the Series C&D SPA in the form attached hereto as Exhibit C (together, the “Closing Transfer Documents”).

2. Consideration.

(a) In consideration for the sale of the Sold Assets, the Purchaser shall deliver to the Escrow Agent (as defined in the Escrow Agreement), Six Million Three Hundred Thousand Dollars (USD $6,300,000) (the “Purchase Price”) less the Holdback (as defined below), which includes a cash brokerage fee in the amount of Eight Hundred Thousand United States Dollars (USD $800,000) (the “Broker Fee”) to be paid to Lighthouse Advisory Limited (“Broker”), pursuant to the Escrow Agreement, in the form attached hereto as Exhibit B (the “Escrow Agreement”). The Purchase Price (less the Holdback) shall be disbursed/released upon the Closing (as defined below). For avoidance of doubt it is hereby clarified and agreed by the parties hereto that failure by the Purchaser to provide the Seller with confirmation of the transmission of the Escrow Amount to the Escrow Agent by the Escrow Amount Deposit Deadline (as defined in the Escrow Agreement) shall render this agreement null and void ab initio.

(b) $100,000 of the Purchase Price, including any interest accrued thereon (altogether, the “Holdback Amount”), shall be held back by the Purchaser at the Closing pursuant to Section 3 and the Parties’ right receive the amounts so held back shall be subject to the terms and conditions set forth herein.

3. Closing; Deliverables.

(a) The Closing shall be held upon satisfaction of the following closing conditions: (the “Closing”) (i) receipt by the Escrow Agent of the Closing Transfer Documents, or other instruments of transfer in form and substance reasonably satisfactory to the Purchaser, including Exhibit A for the appointment of three (3) designees of the Purchaser, and (ii) completion of the deliverables set forth in Section 3(b).

(b) At the Closing, the Seller shall deliver to the Purchaser (i) evidence of the Purchaser’s ownership of the Series C and Series D, including the (A) documentation pursuant to which the Seller received the Series C and Series D, (B) any documentary evidence of the due recordation in the Issuer’s share register of the Purchaser’s full and unrestricted title to such Series C and Series D, (C) this Agreement duly executed by the Seller, and (D) evidence of the appointment of the Purchaser’s three (3) designees as directors of the Issuer and the resignation of three (3) current Directors of the Issuer, subject to payment of all accrued and unpaid Director fees and bonuses, (ii) removal of any beneficial ownership limitation provisions in the certificate of designations, preferences, rights and limitations of the Series D, (iii) evidence satisfactory to the Purchaser of the filing and acceptance by the Delaware Secretary of State of the amended and restated certificate of designations, preferences, rights and limitations of the Series D removing any beneficial ownership limitation provisions therein, (iv) evidence satisfactory to the Purchaser that the Issuer has delivered to the transfer agent of the Issuer the applicable documentation in order to process the full conversion of the Series C and Series D in the name of the Purchaser, (v) evidence satisfactory to the Purchaser that all approvals and notifications have been obtained or sent, including without limitation, applicable stockholder and Nasdaq approvals and notifications, (vi) correspondence from Nasdaq that the Issuer has satisfied the equity requirement under Nasdaq listing rule 5550(b)(1) related to stockholder equity non-compliance of the Issuer, (vii) bank statements and other documents deemed reasonable by the Purchaser showing the cash balance and financial position of the Issuer, including any liabilities, as set forth in the flow of funds in Schedule 5.11, (viii) evidence satisfactory to the Purchaser that the bank signatories of all banking accounts of the Issuer has been changed to the Purchaser or the Purchaser’s designated representatives, (ix) evidence satisfactory to the Purchaser that the Judgment Sum in the New Jersey Judgment No.: DJ 216892 18 has been paid and satisfied in full, (x) evidence satisfactory to the Purchaser that there shall be no obligation upon the Issuer for salaries, commissions or fees payable to employees, consultants, agents or other professionals except as set forth in the flow of funds in Schedule 5.11, (xi) evidence satisfactory to the Purchaser that the Issuer has not committed to sell or sold any securities under the securities purchase agreement dated as of February 4, 2025 between the Issuer and the Seller (the “Lazar Securities Purchase Agreement”), and/or the securities purchase agreement dated as of February 5, 2025 between the Issuer and Helena Special Opportunities 1 Ltd., (xii) a continuing directors and officers insurance policy covering the new directors and officers of the Issuer after the Closing, and (xiii) such other documents as may be required under applicable law or reasonably requested by the Purchaser (the “Seller Closing Deliverables”).

(c) At the Closing, the Purchaser shall deliver to Seller (i) this Agreement duly executed by the Purchaser, (ii) evidence of the acceptance of the appointment of Purchaser’s three (3) designees as directors of the Issuer, and (iii) evidence on the assignment by Seller of the Lazar Securities Purchase Agreement to the Purchaser or an agreement by the Purchaser in writing, whereby the Purchaser agrees to be bound to the Issuer by the provisions of the Lazar Securities Purchase Agreement in lieu of the Seller (the “Purchaser Closing Deliverables”).

(d) The term of the Holdback Amount shall be 120 days from the Closing Date (the “Holdback Term”). All Losses suffered by the Issuer and/or the Purchaser related to the failure to obtain any Required Approvals shall be first made or set-off against the Holdback Amount. Upon the later of the obtaining any Required Approvals requested by Nasdaq or the end of the Holdback Term, the Holdback Amount less any Losses suffered, if any, shall be paid to the Seller.

4. Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

4.1 Authority. Seller has the right, power, authority, and capacity to execute and deliver this Agreement, consummate the transactions contemplated hereby, and perform his obligations under this Agreement. Subject to execution and delivery by Purchaser, this Agreement constitutes the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

4.2 Ownership.

(a) Seller is the sole record and beneficial owner of the Sold Assets, has good and marketable title to the Sold Assets, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has or will have full legal right and power to sell, transfer and deliver the Sold Assets to Purchaser in accordance with this Agreement.

(b) “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the Sold Assets, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations, and have been issued in compliance with all federal and state securities laws. The shares of common stock of the Issuer underlying the Securities will be duly and validly issued, fully paid, and nonassessable, free and clear of any Encumbrances.

4.3 Valid Issuance. The Sold Assets are duly authorized, duly designated (as applicable), validly issued, fully paid and non-assessable, and were not and will not be issued in violation of any preemptive or similar rights.

4.4 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Seller is a party or by which any of his assets is bound, or to which the Sold Assets are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Seller or the Sold Assets.

4.5 No Consent. Except as required by applicable securities laws, no consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement. As of the Closing, the Issuer has obtained all the Required Approvals.

4.6 No Other Interest. Neither the Seller nor any of his affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Issuer, other than the Securities.

4.7 Capitalization. The authorized capital of the Issuer (the “Authorized Stock”), as of execution of this Agreement, consists of 250,000,000 shares of common stock, par value $0.001, of which a total of (i) 11,256,133 shares are issued and outstanding, (ii) 1,269,485 shares are pending issuance to Armistice Capital Master Fund Ltd., (iii) 181,951 shares are pending issuance to Helena Special Opportunities 1 Ltd., and 5,000,000 shares of preferred stock, par value $0.001, of which a total of (A) 135,273 6% Convertible Exchangeable shares are outstanding, convertible into 3 shares of common stock, (B) 264 Series A convertible preferred stock shares are outstanding, convertible into 440 shares of common stock, (C) 1,000,000 shares of the Series C, and (D) 2,100,000 shares of the Series D. Schedule 4.7 sets forth the fully diluted capitalization of the Issuer. Except as disclosed on Schedule 4.7, no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Issuer to issue any shares in its capital or to convert any securities of the Issuer or of any other company into shares in the capital of the Issuer. There are no outstanding securities or instruments of the Issuer that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Seller or the Issuer is or may become bound to redeem a security of the Issuer. Except for the Required Approvals, no further approval or authorization of any stockholder, the board of directors of the Issuer or other person is required for the issuance and sale of the Sold Assets.

4.8 Filings. The Issuer has filed all reports and other materials (the “Reports”) required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on a timely basis or has received a valid extension of such time of filing and has filed any such Reports prior to the expiration of any such extension. Where a Report has been untimely filed, neither the Seller nor the Issuer has received any indication that the Securities and Exchange Commission or any other governmental or regulatory authority intends to take the position that the Issuer is in breach of the Exchange Act despite such filing. In the event the Seller and/or the Issuer receive any notification from the Securities and Exchange Commission or any other governmental or regulatory authority on any intention to claim the Issuer is in breach of the Exchange Act for any late filings, the Seller and/or Issuer shall forthwith notify the Purchaser of the same.

4.9 Reports. As of their respective dates, the Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Exchange Act, as applicable, and none of the Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Seller’s knowledge, the Issuer is not an issuer subject to Rule 144(i) under the Securities Act.

4.10 Nasdaq. The Issuer’s common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”). Other than (i) the notice from Nasdaq indicating that the Issuer was not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq and was therefore not in compliance with Nasdaq Listing Rule 5550(b)(1) requiring companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 or to meet the alternatives of market value of listed securities or net income from continuing operations, as reported by the Issuer on a Current Report on Form 8-K, dated October 24, 2024 and (ii) the notice from Nasdaq notifying the Issuer that, based upon the closing bid price of the Issuer’s Common Stock for the last 30 consecutive business days, the Common Stock did not meet the minimum bid price of $1.00 per share required by Nasdaq Listing Rule 5550(a)(2), initiating an automatic 180 calendar-day grace period for the Issuer to regain compliance, as reported by the Issuer on a Current Report on Form 8-K, dated December 12, 2024, the Issuer is currently in compliance with all other Nasdaq Listing Rules.

4.11 Anti-Dilution Rights. Other than as disclosed on Schedule 4.7 and Schedule 4.11, the Issuer is not a party to or bound by any agreement or understanding granting anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Issuer.

4.12 Further Assistance. The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

4.13 Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened in writing by or against the Issuer or affecting the Issuer or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the knowledge of the Seller after due and careful inquiry, there is no default on the part of the Issuer with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default. There has not been, and to the knowledge of the Seller, there is not pending or contemplated, any investigation by the Securities Exchange Commission involving the Issuer or any current or former director or executive officer of the Issuer. In the event the Seller and/or the Issuer receive any notification and/or letters threatening to commence any actions, suits, proceedings, judgments, claims or investigations against the Issuer or affecting the Issuer or its properties, the Seller shall no later than two (2) business days, notify the Purchaser of the potential actions pending and/or threatened against the Issuer.

4.14 Liabilities. Other than as disclosed in the Reports, there are no trade payables, accrued expenses, liabilities, taxes, obligations or commitments which the Issuer would be required to accrue or reflect in its financial statements pursuant to GAAP.

4.15 Tax Returns. The Issuer has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, to the knowledge of the Seller after due and careful inquiry, all such tax returns are correct and complete in all material respects. All taxes of the Issuer which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid. There are no liens for any taxes upon the assets of the Issuer, other than statutory liens for taxes not yet due and payable. To the knowledge of the Seller after due and careful inquiry, there are no proposed or threatened tax claims or assessments.

4.16 Books and Records. The books and records, financial and otherwise, of the Issuer are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

4.17 Financial Statements. The financial statements of the Issuer included in the Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Issuer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There are no off-balance sheet arrangements to which the Issuer or any of its subsidiaries is a party.

4.18 Undisclosed Liabilities. As of the date of this Agreement, there are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Issuer or any of its subsidiaries, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than Liabilities reflected or reserved against in the financial statements (or the notes thereto) included in the Issuer’s Quarterly Report on Form 10-Q for the period ended September 30, 2024. Except as set forth in Schedule 4.18, if provided, there are no Liabilities of the Issuer or any of its subsidiaries individually in excess of $10,000 or that in aggregate exceed $25,000 that will remain following the Issuer’s settlement of outstanding Liabilities as of the Closing.

4.19 Absence of Material Adverse Effect. Since the date of the Issuer’s latest audited financial statements filed with the Securities and Exchange Commission pursuant to the Exchange Act on Form 10-Q, there has been no effect which, individually or in the aggregate with any one or more other effects, would reasonably be expected to result in (i) a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Group, or (ii) a material adverse effect on the legality, validity or enforceability of this Agreement.

4.20 Full Disclosure. To the knowledge of the Seller after due and careful inquiry, no representation or warranty of the Seller to Purchaser in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that has specific application to the Sold Assets or the Issuer that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Sold Assets or the Issuer that has not been set forth in this Agreement.

4.21 Affiliate Status. The Seller is an “affiliate,” as defined in Rule 144(a), promulgated under Section 4(a)(1) of the Securities Act of 1933.

4.22 Employees, Directors and Officers. The Issuer and the Seller have not entered into any employment or independent contractor agreements with any individuals or entities, or any option agreements or warrants, grants or promises for the issuance of the Authorized Stock, except as otherwise set forth in Schedule 4.22 and included under the Employee & Director equity awards line in Schedule 4.7.

4.23 Required Approvals. On or before the Closing Date, the Issuer and the Seller shall have obtained any and all consents, approvals, notifications, authorizations, waivers or orders of or, given any notice to, or made any filing or registration with, any court or other federal, state, local or other governmental authority, Nasdaq, Issuer’s board of directors and stockholders in connection with the issuance and sale of the Securities and the rights underlying the Series C&D SPA to the Purchaser, and the issuance or potential issuance of the Securities resulting in a change of control of the Issuer (“Required Approvals”).

4.24 Offering Exemption. The offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Subject to the receipt of the Required Approvals and assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, the issuance and sale of the Securities hereunder will not contravene the rules and regulations of the Nasdaq. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, the issuance and sale of the Securities by the Seller to the Purchaser is exempt from the prospectus requirements of applicable securities laws of the location of the Purchaser.

4.25 Certain Fees. Except for the Broker Fee, no brokerage or finder’s fees or commissions are or will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Agreement.

4.26 Foreign Corrupt Practices. Neither the Seller nor the Issuer, nor to the knowledge of the Seller, any agent or other person acting on behalf of the Seller or the Issuer, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Issuer (or made by any person acting on its behalf of which the Issuer is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

4.27 Office of Foreign Assets Control. Neither the Issuer nor the Seller nor, to the Seller’s knowledge, any director, officer, agent, employee or affiliate of the Issuer or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.28 Money Laundering. The operations of the Groups are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Seller, threatened.

4.29 Flow of Funds. The Issuer’s anticipated flow of funds described in Schedule 5.11 attached hereto shall be substantially the same from the date of execution of this Agreement until the Closing. The Seller understands and acknowledges that the Purchaser has agreed to enter into this Agreement substantially relying on the representations made by the Seller regarding the anticipated flow of funds in Schedule 5.11 attached hereto.

5. Representations and Warranties of Purchaser. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller as follows:

5.1 Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. Subject to execution and delivery by Seller, this Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which it is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4 Potential Loss of Investment. The Purchaser understands that an investment in the Sold Assets is a speculative investment that involves a high degree of risk and the potential loss of its entire investment.

5.5 Receipt of Information. The Purchaser has received all documents, records, books, and other information pertaining to the investment that the Purchaser has requested. Purchaser has reviewed the publicly available information regarding the Issuer, which can be located on sec.gov or otherwise distributed to the public in compliance with Regulation FD and the State of Delaware Secretary of the State website.

5.6 No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7 Investment Experience. The Purchaser (either by itself or with its advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able to afford the entire loss of its investment in the Securities, and (iii) is a qualified “accredited investor.”

5.8 Investment Purposes. The Purchaser is acquiring the restricted Securities for its own account as principal, not as a nominee or agent, and no other person has a direct or indirect beneficial interest in the amount of restricted Securities Purchaser is acquiring herein.

5.9 Restrictive Legends. The Purchaser acknowledges that the Securities (including any common stock of the Issuer into which the Series C or Series D may be converted) were and will be issued pursuant to exemptions from registration under the Securities Act, and are also deemed to be “control securities”, and shall each bear legends stating that transfer of those Securities is restricted, substantially as follows:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THIS SECURITY IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

5.10 Intentionally Omitted.

5.11 Flow of Funds. The Purchaser has reviewed the Issuer’s anticipated flow of funds described in Schedule 5.11 hereto. The Purchaser understands that such flow of funds shall occur or be processed at or around the Closing.

5.12 Minimum Bid Price Deficiency. The Purchaser is aware of the Issuer’s minimum bid price deficiency disclosed in Section 4.10.

6. Covenants.

6.1 Minimum Bid Price Deficiency. The Purchaser shall take commercially reasonable steps to cure the minimum bid price deficiency within the time frame defined by Nasdaq.

7. Indemnification.

7.1 Indemnification relating to Agreement. The Seller and the Purchaser shall indemnify and hold harmless the other Party and such Party’s agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the “Indemnified Persons”) from and against any and all damages, losses, liabilities, claims, contingencies, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) (collectively, “Losses”) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, or breach of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with, in any material respect, any such representation or warranty, and (b) any failure by such Party to perform or comply with any agreement, covenant or obligation in this Agreement.

7.2 Indemnification relating to Business. The Seller shall indemnify and hold harmless the Purchaser and its agents, beneficiaries, affiliates, representatives, and successors and assigns (the “Indemnified Purchaser Parties”) against any Losses arising from third-party claims against Purchaser or the Group relating to the period prior to the Closing, where there has been a breach of Section 4.18 or where any Liabilities of the Group relating to the period prior to the Closing are borne by the Group or an Indemnified Purchaser Party after the Closing, then Seller shall be liable for the related Loss with a cap on the liability up to the Purchase Price.

7.3 Survival. All representations, warranties, covenants and agreements of the Parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

8. Miscellaneous.

8.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

8.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if sent through an express delivery service, the day shown by such delivery service that the notice was delivered or, in the absence of such notice, four days after being so sent to the respective addresses of the Parties as indicated on the signature page hereto, and (c) if by email, on the day the email is sent (provided the sender receives no automatically generated notice of non-delivery). Any party may change the address or email address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.3 Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the Parties agrees to submit to the jurisdiction of the federal courts located in the Borough of Manhattan in New York City in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such Party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

8.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the Parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the Parties which is not expressly embodied in this Agreement.

8.5 Assignment. Each Party’s rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other Party’s prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

8.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto.

8.7 Waivers. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.10 Interpretation. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a Party or Parties on the ground that such Party or Parties drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

8.11 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the interpretation of the Agreement or the rights of the Parties.

8.12 Termination. This Agreement may be terminated by the Purchaser by written notice to the Seller, if the Closing has not been consummated on or before the seventh (7th) business day following the date hereof, provided, however, that no such termination will affect the right of any Party to sue for any breach by any other Party hereto. This Agreement may be terminated by the Seller by written notice to the Purchaser, if the Closing has not been consummated on or before the end of the first business day following the delivery by the Seller of all the Seller Closing Deliverables, provided, however, that no such termination will affect the right of any Party to sue for any breach by any other Party hereto.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

David Elliot Lazar

/s/ David Elliot Lazar

Address for notices:
Unit 44, Tower 100 The Towers Winston Churchill San Francisco, Paitilla Panama City 07196 Panama
david@activistinvestingllc.com

Datuk Dr. Doris Wong Sing Ee

/s/ Datuk Dr. Doris Wong Sing Ee

Address for notices: Level 10, Tower 11 Avenue 5, No. 8, Jalan Kerinchi Bangsar South Wilayah Persekutuan Kuala Lumpur 59200 Malaysia dorwse@gmail.com

EXHIBIT A

DIRECTOR APPOINTMENT

EXHIBIT B

ESCROW AGREEMENT

EXHIBIT C

ASSIGNMENT AGREEMENT

SCHEDULE 4.7

CAPITALIZATION SPREADSHEET

SCHEDULE 4.11

WARRANTS SUMMARY SPREADSHEET

SCHEDULE 4.22

EMPLOYMENT AND CONSULTANT AGREEMENTS

Please see data room for all agreements.

SCHEDULE 5.10

PRO FORMA BALANCE SHEET

SCHEDULE 5.11

FLOW OF EXISTING ISSUER FUNDS